UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2015

NB&T FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

OHIO	0-23134	31-1004998
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

48 N. South Street, Wilmington, Ohio 45177

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (937) 382-1441

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 6, 2015, pursuant to the previously announced Agreement and Plan of Merger, dated as of August 4, 2014 (the “Merger Agreement”), between NB&T Financial Group, Inc., an Ohio corporation (the “Company”) and Peoples Bancorp Inc., an Ohio corporation (“Peoples”), the Company merged with and into Peoples with Peoples continuing as the surviving corporation (the “Merger”). Immediately after the Merger, The National Bank and Trust Company, a wholly-owned subsidiary of the Company, merged with and into People Bank, National Association, a wholly-owned subsidiary of Peoples, with Peoples Bank, National Association continuing as the surviving bank.

Pursuant to the terms and conditions set forth in the Merger Agreement, each outstanding share of the Company’s common stock, no par value per share (“Company Common Stock”), held immediately prior to the effective time of the Merger was converted into the right to receive $7.75 in cash and 0.9319 shares of Peoples common stock, no par value per share (“Peoples Common Stock”), without interest (the “Merger Consideration”).

Peoples will not issue any fractional shares of common stock in connection with the Merger. Instead, each holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Peoples Common Stock (after taking into account all shares of Company Common Stock owned by such holder at the effective time of the Merger) will receive cash, without interest, in an amount equal to the fractional share of Peoples Common Stock to which such holder would otherwise be entitled to multiplied by $23.73, which was the average closing sale price of Peoples Common Stock for the 10 consecutive trading days immediately preceding the effective date of the Merger, as computed under the terms of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated in this Current Report on Form 8-K by reference as Exhibit 2.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard, Transfer of Listing.

In connection with the consummation of the Merger, on March 6, 2015, the Company notified the NASDAQ Capital Market (“NASDAQ”) that, upon consummation of the Merger, the Company would be merged with and into Peoples and each share of Company Common Stock outstanding immediately prior to the Merger would be converted into and become exchangeable for the Merger Consideration and requested that NASDAQ file with the Securities and Exchange Commission a notification of removal from listing on Form 25 to report that shares of Company Common Stock are no longer listed on NASDAQ.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

Item 3.03 Material Modification to Rights of Security Holders.

On March 6, 2015, effective upon the consummation of the Merger, holders of Company Common Stock ceased to have any rights as shareholders of the Company and were entitled only to receive the Merger Consideration.

The information set forth under Item 2.01 and Item 3.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01 Changes in Control of the Registrant.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2015, effective upon the consummation of the Merger, all of the Company’s directors and executive officers ceased serving in such capacities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2	Agreement and Plan of Merger, dated as of August 4, 2014, by and between Peoples Bancorp Inc. and NB&T Financial Group, Inc. (incorporated by reference to Exhibit 2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP INC.
(as successor to NB&T Financial Group, Inc.)

By:	/s/ EDWARD G. SLOANE
Edward G. Sloane
Executive Vice President, Chief Financial Officer and Treasurer

Date: March 10, 2015